Exhibit 99.1

Press Release – For Immediate Release

October 18, 2007

Penns Woods Bancorp, Inc. Reports Third Quarter 2007 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three and nine months ended September 30, 2007 of $2,322,000 and $6,938,000 as compared to $2,464,000 and $7,353,000 for the same periods of 2006. Basic and dilutive earnings per share for the three months ended September 30, 2007 were $0.60 as compared to $0.63 for the three months ended September 30, 2006. The nine months ended September 30, 2007 had basic and diluted earnings per share of $1.78 as compared to $1.87 for the nine months ended September 30, 2006. Return on average assets and return on average equity were 1.57% and 13.21% for the three months ended September 30, 2007 as compared to 1.71% and 13.41% for the corresponding period of 2006. Earnings for the nine months ended September 30, 2007 correlate to a return on average assets and return on average equity of 1.57% and 12.63% as compared to 1.71% and 13.20% for the nine months ended September 30, 2006.

Net income from core operations (“operating earnings”), which excludes net security gains, increased to $2,322,000 and $6,529,000 for the three and nine months ended September 30, 2007 as compared to operating earnings of $2,094,000 and $6,439,000 for the same periods of 2006. Operating earnings per share for the three months ended September 30, 2007 increased 13.2% or $0.07 to $0.60 basic and dilutive as compared to the three months ended September 30, 2006. Operating earnings for the third quarter of 2007 represent a $0.05 basic and dilutive increase from the previous three month period as core earnings continued to build upon the $0.02 increase from the first to second quarters of 2007. Operating earnings for the nine months ended September 30, 2007 were positively impacted by continued strong credit quality, which has led to a reduction in the provision for loan losses, strong noninterest income of 17.3% of core revenue (interest income and noninterest income excluding gains), and a reduction in tax expense due to a shift in the investment portfolio to tax-exempt bonds and additional low incoming housing federal tax credits. The impact of these items resulted in basic and dilutive operating earnings increasing 3.1% to $1.68 as compared to $1.63 for the nine months ended September 30, 2006.

The net interest margin for the three and nine months ended September 30, 2007 was 3.98% and 3.96% as compared to 4.00% and 4.06% for the corresponding periods of 2006, and has increased slightly as compared to the 3.95% net interest margin for the three months ended June 30, 2007. The decrease in the net interest margin was due to the cost of interest bearing liabilities continuing to increase at a rate greater than the increase in the yield on earning assets over the past twelve months. The negative impact of the disparity between the asset yield increases and the liability rate increases, however, declined for the three months ended September 30, 2007 as compared to the same period of 2006. The increase in the cost of interest bearing liabilities was driven primarily by the cost of time deposits increasing 48 basis points (“bp”) for the three months ended September 30, 2007 and 78 bp for the nine month period as compared to the previous year. The increase in cost of time deposits was impacted by the Federal Open Market Committee rate increases during 2006 of 100 bp, utilization of brokered deposits, and our strategic decision to gather time deposits as part of marketing campaigns associated with a branch opening and branch anniversaries in 2006 and 2007. Loan growth and a shift in the investment portfolio toward tax-exempt bonds paved the way for the increase in yield on earning assets of 21 bp and 25 bp for the three and nine months periods ended September 2007 as compared to 2006.

“The recent months have generally seen the banking industry cast in a negative light due to the fallout from questionable mortgage lending practices. We as a community bank take pride in providing our customers with secure loans that fit their needs, financial profile, and take their personal goals into consideration. To that extent, we are not aware of any sub prime loans within our loan or investment securities portfolios,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc. “Our continued emphasis to not compromise our credit standards in order to foster loan growth has produced a nonperforming loans to total loans ratio of 0.28% at September 30, 2007 and annualized net loan charge-offs to average loans of 0.06% for the nine month period. The continued low level of nonperforming loans and charge-offs allowed for the provision for loan losses to be reduced to $10,000 for the three months ended September 30, 2007 as compared to $89,000 for the same period of 2006, while maintaining a sound allowance for loan losses to non-performing loans of in excess of 400%,” added Mr. Walko.

Total assets increased $26,577,000 to $613,329,000 at September 30, 2007 as compared to September 30, 2006. Continued emphasis on originating quality loans has led to net growth in the loan portfolio of $1,112,000 since September 30, 2006 as loan demand has softened and credit standards have remained constant. Total deposits have increased to $404,854,000 at September 30, 2007 as compared to $401,722,000 at September 30, 2006 as noninterest-bearing deposits increased $3,578,000 or 5.2% over the same time period. Growth in the investment portfolio of $20,268,000 from September 30, 2006 to September 30, 2007 is primarily the result of a leverage strategy that was initiated during the latter part of 2007. “This strategy in conjunction with our stock repurchase plan and strong dividend yield provide the tools necessary to utilize our strong capital position to maximize shareholder value,” commented Mr. Walko.

Shareholders’ equity decreased $3,173,000 to $71,552,000 at September 30, 2007 as accumulated comprehensive income decreased $4,114,000, and $1,518,000 in treasury stock was strategically purchased as part of the previously announced stock buyback plan, while net income outpaced dividends paid. The decrease in accumulated comprehensive income is the result of a decrease in market value, or net unrealized gains, of the investment portfolio at September 30, 2007 as compared to September 30, 2006, and the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan. The current level of shareholders’ equity equates to a book value per share of $18.46 at September 30, 2007 as compared to $19.08 at September 30, 2006 and equity to asset ratio of 11.67% at September 30, 2007. Book value per share, excluding accumulated comprehensive income, was $19.08 at September 30, 2007 as compared to $18.65 at September 30, 2006. During the three and nine months ended September 30, 2007 cash dividends of $0.45 and $1.33 per share were paid to shareholders.

“Our goals of providing a healthy dividend yield in excess of four percent and conducting stock repurchases on the open market remains steadfast. The current dividend yield of approximately 5.5% coupled with the purchase of 26,030 shares on the open market during the first nine months of 2007 illustrates our commitment to building shareholder value. The strength of our earnings has allowed us to continue and maintain these programs,” commented Mr. Walko. The range of closing prices for Penns Woods Bancorp, Inc. stock was between $30.80 and $35.00 during the three months ended September 30, 2007 and between $30.80 and $37.75 during the nine months ended September 30, 2007.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties. Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact. The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,
(In Thousands, Except Share Data)	2007	2006	% Change

ASSETS
Noninterest-bearing balances	$13,228	$13,371	-1.1%
Interest-bearing deposits in other financial institutions	15	97	-84.5%
Total cash and cash equivalents	13,243	13,468	-1.7%

Investment securities, available for sale, at fair value	204,758	184,484	11.0%
Investment securities held to maturity (fair value of $278 and $285)	276	282	-2.1%
Loans held for sale	6,503	4,746	37.0%
Loans	357,715	356,556	0.3%
Less: Allowance for loan losses	4,092	4,045	1.2%
Loans, net	353,623	352,511	0.3%
Premises and equipment, net	6,841	6,627	3.2%
Accrued interest receivable	3,274	2,720	20.4%
Bank-owned life insurance	12,275	11,202	9.6%
Investment in limited partnerships	4,447	4,927	-9.7%
Goodwill	3,032	3,032	0.0%
Other assets	5,057	2,753	83.7%
TOTAL ASSETS	$613,329	$586,752	4.5%

LIABILITIES
Interest-bearing deposits	$331,864	$332,310	-0.1%
Noninterest-bearing deposits	72,990	69,412	5.2%
Total deposits	404,854	401,722	0.8%

Short-term borrowings	44,793	18,026	148.5%
Long-term borrowings, Federal Home Loan Bank (FHLB)	86,378	82,878	4.2%
Accrued interest payable	1,838	1,510	21.7%
Other liabilities	3,914	7,891	-50.4%
TOTAL LIABILITIES	541,777	512,027	5.8%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,006,084 and 4,002,580 shares issued	33,384	33,354	0.1%
Additional paid-in capital	17,869	17,784	0.5%
Retained earnings	27,552	25,208	9.3%
Accumulated other comprehensive income (loss):
Net unrealized (loss) gain on available for sale securities	(1,861)	2,253	-182.6%
Defined benefit plan	(579)	(579)	n/a
Less: Treasury stock at cost, 128,802 and 86,372 shares	(4,813)	(3,295)	46.1%
TOTAL SHAREHOLDERS’ EQUITY	71,552	74,725	-4.2%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$613,329	$586,752	4.5%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In Thousands, Except Per Share Data)	2007	2006	% Change	2007	2006	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,621	$6,355	4.2%	$19,560	$18,250	7.2%
Investment Securities:
Taxable	964	874	10.3%	2,711	2,691	0.7%
Tax-exempt	1,108	1,004	10.4%	3,271	2,993	9.3%
Dividend and other interest income	284	314	-9.6%	907	982	-7.6%
TOTAL INTEREST AND DIVIDEND INCOME	8,977	8,547	5.0%	26,449	24,916	6.2%

INTEREST EXPENSE:
Deposits	2,835	2,447	15.9%	8,215	6,252	31.4%
Short-term borrowings	368	306	20.3%	1,100	1,221	-9.9%
Long-term borrowings, FHLB	909	954	-4.7%	2,735	2,844	-3.8%
TOTAL INTEREST EXPENSE	4,112	3,707	10.9%	12,050	10,317	16.8%

NET INTEREST INCOME	4,865	4,840	0.5%	14,399	14,599	-1.4%

PROVISION FOR LOAN LOSSES	10	89	-88.8%	60	485	-87.6%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,855	4,751	2.2%	14,339	14,114	1.6%

NON-INTEREST INCOME:
Deposit service charges	546	596	-8.4%	1,654	1,773	-6.7%
Securities gains, net	—	561	-100.0%	619	1,385	-55.3%
Bank-owned life insurance	109	94	16.0%	310	272	14.0%
Gain on sale of loans	282	264	6.8%	654	624	4.8%
Insurance commissions	625	502	24.5%	1,613	1,732	-6.9%
Other	444	370	20.0%	1,316	1,154	14.0%
TOTAL NON-INTEREST INCOME	2,006	2,387	-16.0%	6,166	6,940	-11.2%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,330	2,174	7.2%	6,912	6,620	4.4%
Occupancy, net	319	308	3.6%	987	826	19.5%
Furniture and equipment	267	309	-13.6%	850	894	-4.9%
Pennsylvania shares tax	160	151	6.0%	482	447	7.8%
Other	1,354	1,172	15.5%	3,667	3,356	9.3%
TOTAL NON-INTEREST EXPENSE	4,430	4,114	7.7%	12,898	12,143	6.2%

INCOME BEFORE INCOME TAX PROVISION	2,431	3,024	-19.6%	7,607	8,911	-14.6%
INCOME TAX PROVISION	109	560	-80.5%	669	1,558	-57.1%
NET INCOME	$2,322	$2,464	-5.8%	$6,938	$7,353	-5.6%

EARNINGS PER SHARE - BASIC	$0.60	$0.63	-4.8%	$1.78	$1.87	-4.8%

EARNINGS PER SHARE - DILUTED	$0.60	$0.63	-4.8%	$1.78	$1.87	-4.8%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,881,488	3,927,261	-1.2%	3,889,310	3,942,533	-1.3%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,881,676	3,927,740	-1.2%	3,889,573	3,943,016	-1.4%

DIVIDENDS PER SHARE	$0.45	$0.44	2.3%	$1.33	$1.29	3.1%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	September 30, 2007			September 30, 2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$7,652	$118	6.12%	$8,275	$127	6.10%
All other loans	354,032	6,543	7.33%	347,673	6,271	7.16%
Total loans	361,684	6,661	7.31%	355,948	6,398	7.13%

Taxable securities	91,788	1,247	5.43%	89,849	1,181	5.26%
Tax-exempt securities	95,383	1,679	7.04%	91,234	1,521	6.67%
Total securities	187,171	2,926	6.25%	181,083	2,702	5.97%

Interest bearing deposits	40	1	9.92%	435	7	6.38%

Total interest-earning assets	548,895	9,588	6.95%	537,466	9,107	6.74%

Other assets	43,706			42,042

TOTAL ASSETS	$592,601			$579,508

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$60,262	114	0.75%	$63,081	142	0.89%
Super Now deposits	46,531	153	1.30%	47,071	170	1.43%
Money Market deposits	23,183	131	2.24%	23,300	131	2.23%
Time deposits	203,690	2,437	4.75%	186,187	2,004	4.27%
Total Deposits	333,666	2,835	3.37%	319,639	2,447	3.04%

Short-term borrowings	32,910	368	4.44%	27,255	306	4.45%
Long-term borrowings	77,791	909	4.64%	82,878	954	4.57%
Total borrowings	110,701	1,277	4.58%	110,133	1,260	4.54%

Total interest-bearing liabilities	444,367	4,112	3.67%	429,772	3,707	3.42%

Demand deposits	70,689			69,660
Other liabilities	7,249			6,596
Shareholders’ equity	70,296			73,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$592,601			$579,508
Interest rate spread			3.28%			3.32%
Net interest income/margin		$5,476	3.98%		$5,400	4.00%

	For the Three Months Ended
	September 30,
	2007	2006

Total interest income	$8,977	$8,547
Total interest expense	4,112	3,707

Net interest income	4,865	4,840
Tax equivalent adjustment	611	560

Net interest income (fully taxable equivalent)	$5,476	$5,400

	For the Nine Months Ended
	September 30, 2007			September 30, 2006
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$7,913	$365	6.17%	$8,155	$377	6.18%
All other loans	353,219	19,320	7.31%	341,250	18,001	7.05%
Total loans	361,132	19,685	7.29%	349,405	18,378	7.03%

Taxable securities	85,930	3,600	5.59%	93,848	3,664	5.21%
Tax-exempt securities	99,497	4,956	6.64%	90,972	4,535	6.65%
Total securities	185,427	8,556	6.15%	184,820	8,199	5.91%

Interest bearing deposits	431	18	5.58%	161	9	7.47%

Total interest-earning assets	546,990	28,259	6.90%	534,386	26,586	6.65%

Other assets	42,390			39,747

TOTAL ASSETS	$589,380			$574,133

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$59,726	329	0.74%	$63,150	398	0.84%
Super Now deposits	46,309	455	1.31%	47,835	488	1.36%
Money Market deposits	24,362	414	2.27%	24,190	367	2.03%
Time deposits	198,401	7,017	4.73%	169,119	4,999	3.95%
Total Deposits	328,798	8,215	3.34%	304,294	6,252	2.75%

Short-term borrowings	32,443	1,100	4.53%	37,761	1,221	4.32%
Long-term borrowings	78,818	2,735	4.64%	83,359	2,844	4.56%
Total borrowings	111,261	3,835	4.61%	121,120	4,065	4.49%

Total interest-bearing liabilities	440,059	12,050	3.66%	425,414	10,317	3.24%

Demand deposits	69,203			69,219
Other liabilities	6,866			5,245
Shareholders’ equity	73,252			74,255

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$589,380			$574,133
Interest rate spread			3.24%			3.41%
Net interest income/margin		$16,209	3.96%		$16,269	4.06%

	For the Nine Months Ended
	September 30,
	2007	2006

Total interest income	$26,449	$24,916
Total interest expense	12,050	10,317

Net interest income	14,399	14,599
Tax equivalent adjustment	1,810	1,670

Net interest income (fully taxable equivalent)	$16,209	$16,269

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Operating Data

Net income	$2,322	$2,335	$2,281	$2,294	$2,464
Net interest income	4,865	4,794	4,740	4,944	4,840
Provision for loan losses	10	10	40	150	89
Net security gains	—	293	326	294	561
Non-interest income, excluding net security gains	2,006	1,893	1,648	1,795	1,826
Non-interest expense	4,430	4,340	4,128	4,186	4,114

Performance Statistics

Net interest margin	3.98%	3.95%	3.95%	3.97%	4.00%
Annualized return on average assets	1.57%	1.58%	1.56%	1.56%	1.71%
Annualized return on average equity	13.21%	12.57%	12.13%	12.18%	13.41%
Annualized net loan charge-offs to avg loans	0.09%	0.05%	0.03%	0.01%	0.04%
Net charge-offs (recoveries)	80	49	24	10	39
Efficiency ratio	64.5	64.9	64.6	62.1	61.7

Per Share Data

Basic earnings per share	$0.60	$0.60	$0.59	$0.59	$0.62
Diluted earnings per share	0.60	0.60	0.59	0.59	0.62
Dividend declared per share	0.45	0.44	0.44	0.44	0.44
Book value	18.46	17.93	19.06	19.12	19.08
Common stock price:
High	35.00	35.00	37.75	38.59	38.48
Low	30.80	33.86	35.00	36.20	37.02
Close	31.99	34.24	35.50	37.80	38.20
Weighted average common shares:
Basic	3,881	3,889	3,897	3,909	3,927
Fully Diluted	3,882	3,889	3,898	3,910	3,928
End-of-period common shares:
Issued	4,006	4,005	4,005	4,004	4,002
Treasury	129	118	113	103	86

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Financial Condition Data:
General
Total assets	$613,329	$586,572	$586,591	$592,285	$586,752
Loans, net	353,623	352,013	353,373	356,199	352,511
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	404,854	405,903	384,849	395,191	401,722
Noninterest-bearing	72,990	70,000	70,928	73,160	69,412

Savings	59,883	59,798	60,496	59,289	61,977
NOW	47,129	48,555	48,427	46,156	46,508
Money Market	22,295	23,422	24,124	23,137	22,120
Time Deposits	202,557	204,128	180,874	193,449	201,705
Total interest-bearing deposits	331,864	335,903	313,921	322,031	332,310

Core deposits*	202,297	201,775	203,975	201,742	200,017
Shareholders’ equity	71,552	69,720	74,182	74,594	74,725

Asset Quality

Non-performing assets	$1,013	$1,098	$1,019	$489	$771
Non-performing assets to total assets	0.17%	0.19%	0.17%	0.08%	0.13%
Allowance for loan losses	4,092	4,162	4,201	4,185	4,045
Allowance for loan losses to total loans	1.14%	1.17%	1.17%	1.16%	1.13%
Allowance for loan losses to non-performing loans	403.95%	379.05%	412.27%	855.83%	524.64%
Non-performing loans to total loans	0.28%	0.31%	0.28%	0.14%	0.22%

Capitalization

Shareholders’ equity to total assets	11.67%	11.89%	12.65%	12.59%	12.74%

* Core deposits are defined as total deposits less time deposits